UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2015 (December 18, 2015)

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-197476	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 18, 2015, Energy 11 Operating Company, LLC, a Delaware limited liability company (“Buyer”), which is a wholly owned subsidiary of Energy 11, LP (the “Partnership”), Kaiser-Whiting, LLC, an Oklahoma limited liability company (“Target”) and Don P. Millican as attorney-in-fact on behalf of all Sellers (“Seller Representative”), entered into a First Amendment to Interest Purchase Agreement (the “First Amendment”). See Item 2.01 for a description of the First Amendment.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On September 15, 2015, Buyer entered into an Interest Purchase Agreement (“Purchase Agreement”) by and among Target and the owners of all the limited liability company interests therein (the “Sellers”), for the purchase of an 11.5% working interest in approximately 215 existing producing wells and approximately 262 future development locations in the Sanish field located in Mountrail County, North Dakota (collectively, the “Sanish Field Assets”). The Buyer closed the purchase of the Sanish Field Assets on December 18, 2015.

The Sanish field is part of the Greater Williston Basin where industry activity is focused on development of the prolific Bakken Shale formation.  Whiting Petroleum Corporation (“Whiting”), a publicly traded oil and gas company, operates the asset on behalf of the Target and other working interest owners. The Bakken Shale and its close geologic cousin, the Three Forks Shale, are found in the Williston Basin, centered in North Dakota.  The Bakken Shale in the Williston Basin is one of the largest oil fields in the U.S., covering an area of approximately 17,500 square miles. While oil has been produced in North Dakota from the Williston Basin since the 1950s, it is only since 2007 through the application of horizontal drilling and hydraulic fracturing technologies that the Bakken has seen an increase in production activities.

Pursuant to the Purchase Agreement, the cash purchase price for the Sanish Field Assets consisted of (i) an initial $160 million (with the Deposit, as defined below, applied at closing) payable at closing subject to customary adjustments, (ii) an aggregate of $2 million, payable in equal amounts on December 31, 2016 and December 31, 2017 and (iii) a contingent payment of up to $95 million. The contingent payment will provide for a sharing between Buyer and Sellers to the extent the NYMEX current five-year strip oil price for WTI at December 31, 2017 is above $56.61 (with a maximum of $89.00) per barrel. The contingent payment will be calculated as follows: if on December 31, 2017 the average of the monthly NYMEX:CL strip prices for future contracts during the delivery period beginning December 31, 2017 and ending December 31, 2022 (the “Measurement Date Average Price”) is greater than $56.61, then the Sellers will be entitled to a contingent payment equal to (a) (i) the lesser of (A) the Measurement Date Average Price and (B) $89.00, minus (ii) $56.61, multiplied by (b) 586,601 bbls per year for each of the five years from 2018 through 2022 represented by the contracts for the entire acquisition. The contingent consideration is capped at $95 million and is to be paid on January 1, 2018. On September 17, 2015, the Partnership funded a deposit of $10 million (the “Deposit”) with the manager of the Target to be applied toward the purchase price at closing.

 On December 18, 2015, in connection with the closing of the acquisition, the parties entered into the First Amendment, which changed the method of payment of the initial $160 million of the Purchase Price from all cash to an initial $60 million in cash (with the Deposit applied at closing) payable at closing plus delivery by Buyer of a promissory note in the amount of $97.5 million payable to Sellers (the “Seller Note”).  The Purchase Price was also net of estimated September 15, 2015 through December 31, 2015 operating cash flow of approximately $2.5 million. In addition, the First Amendment provides that so long as Buyer is not in default under the Seller Note, in lieu of Buyer’s obligation to pay the contingent payment, Buyer has the one-time right (exercisable between June 15, 2016 through June 30, 2016) to elect to pay Sellers $5 million in full satisfaction of the contingent payment by paying to Sellers $5 million at the time of election or by increasing the amount of the Seller Note by $5 million.

The Buyer will be a non-operator of the Sanish Field Assets, with Whiting, one of the largest producers in this basin, acting as operator. The Partnership anticipates drilling capital expenditure requirements for the Sanish Field Assets to be an estimated $75 million through 2020.

The description of the Purchase Agreement and the First Amendment set forth above is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Partnership’s Form 8-K filed on September 18, 2015 and to the First Amendment, which is filed as Exhibit 2.2 hereto.  Combined Statements of Revenues and Direct Operating Expenses for the Sanish Field Assets for the three years ending December 31, 2014, and the six months ending June 30, 2015 and 2014, along with the Partnership’s pro forma financial statements reflecting the acquisition of the Sanish Field Assets for the year ending December 31, 2014, and the six months ending June 30, 2015, are included in Prospectus Supplement No. 6 to the Partnership’s Registration Statement on Form S-1, File No. 333-197476 beginning on Page F-19.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2015, the Buyer executed the Seller Note in favor of the Sellers in the original principal amount of $97.5 million. The Seller Note bears interest at 5% per annum and is payable in full no later than September 30, 2016 (“Maturity Date”).  Subject to Buyer’s compliance with the conditions set forth in the Seller Note and below, Buyer shall have the right to extend the Maturity Date to March 31, 2017. Buyer’s right to extend the Maturity Date is subject to the satisfaction of the following conditions: (i) Buyer shall deliver to Lender written notice of the election to extend the Maturity Date no later than September 1, 2016, (ii) Buyer shall pay to Lender, an extension fee equal to 0.5% of the outstanding principal balance outstanding at September 30, 2016, which fee shall be received by Lender no later than September 30, 2016, (iii) during the extension period and until the Note is paid in full, in cash, the interest rate on the outstanding principal amount of this Note shall bear interest at the fixed rate of 7.0% per annum, (iv) the outstanding principal amount of the Note as of September 1, 2016 shall not be in excess of $60 million, and (v) both at the time of the delivery of the extension notice and as of September 30, 2016, no Event of Default shall exist under the Note or any Collateral Document. There is no penalty for prepayment of the Seller Note. Payment of the Seller Note is secured by a mortgage and liens on all of the Sanish Field Assets in customary form. If the Buyer has not fully repaid all amounts outstanding under the Note on or before June 30, 2016, Buyer must also pay a deferred origination fee in an amount equal to $250,000.

Interest is due monthly on the last day of each month while the Seller Note remains outstanding. In addition to interest payments on the outstanding principal balance of the Seller Note, Buyer must make mandatory principal payments monthly in an amount equal to 75% of the net proceeds the Partnership receives from the sale of its equity securities until the principal amount of the Seller Note is reduced to $60 million and 50% of the net proceeds the Partnership receives from the sale of its equity securities thereafter, until the Seller Note is paid in full. In addition, if the Buyer sells any of the property that is collateral for the Seller Note, the Buyer must make a mandatory principal payment equal to 100% of the net proceeds of such sale until the principal amount of the Seller Note is paid in full.

If the Buyer elects to pay $5 million in lieu of the contingent payment, the Buyer has the right to increase the principal amount of the Seller Note by the amount of such payment, rather than making such payment at the time of election.

The description of the Seller Note set forth above is only a summary and is qualified in its entirety by reference to the Seller Note, which is filed as Exhibit 10.1 hereto.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, Energy 11 GP, LLC, the Partnership’s general partner (the “General Partner”), appointed Clifford J. Merritt as its President. The General Partner had, prior to the Partnership’s initial public offering, agreed to appoint Mr. Merritt as President following the initial closing of that public offering.

Prior to his appointment as President, Mr. Merritt had been a consultant to the General Partner since July 1, 2014, and to other private exploration and development companies since November 2013. Prior to that time and since 2004 he was employed by Chesapeake Energy Corporation. From 2010 to 2013 he served as Chesapeake’s Vice President Land – Southern Division and from 2005 to 2010 as Chesapeake’s Land Manager – Barnett Shale District. Before joining Chesapeake he worked for Okland Oil, Ricks Exploration and Concho Resources during the years of 1990 through 2003, each of which is an independent oil and gas company. He has a B.B.A. from the University of Central Oklahoma and is a member of OCAPL (Oklahoma City Association of Professional Landmen) and AAPL (American Association of Professional Landmen). During his career Mr. Merritt has been involved and managed the Land functions of numerous acquisitions and divestitures of oil and gas properties and supervised the drilling and completion of over 2,000 oil and gas wells throughout multiple states in the continental US.

The General Partner has agreed to pay Mr. Merritt base compensation of $300,000, basic health insurance benefits, which will be paid or reimbursed to the General Partner by the Partnership and a 5% interest in the General Partner’s incentive distribution rights.  A copy of the letter granting Mr. Merritt this interest is included as Exhibit 10.2 hereto. Mr. Merritt is not currently anticipated to receive a written employment agreement.

In 2013 and 2014, entities owned by Anthony Francis “Chip” Keating III and Michael J. Mallick and members of their immediate families acquired indirect ownership interests in American Energy Ohio Holdings LLC (“AEU”) and American Energy Woodford Holdings, LLC, (“AEW”).  Mr. Merritt also acquired interests in AEW. The interests were acquired by the entities owned by Mr. Keating, Mr. Mallick and Mr. Merritt on the same terms as other similarly situated investors in each of those entities.  AEU and AEW were formed by affiliates of E11 Management, LLC (the “Manager”) for the purpose of acquiring properties in the Utica Shale and Woodford Shale.  While the Partnership is not prohibited from acquiring oil and gas properties in those areas, the Manager is not required to recommend to the Partnership opportunities to acquire properties in those areas and the Partnership does not expect to acquire properties in those areas at this time or in the near future and thus, the Partnership does not expect to compete with AEU and AEW.

Item 8.01.  Other Events.

As of August 19, 2015, the Partnership completed its minimum offering of 1,315,790 common units at $19.00 per common unit.  As of November 30, 2015, the Partnership completed the sale of a total of 3,665,867 common units at $19.00 per common unit for total gross proceeds of $69,651,473 and proceeds net of selling commissions and marketing expenses of $65,472,385. The Partnership is continuing the offering at $19.00 per common unit in accordance with the prospectus.  As of November 30, 2015, 96,597,291 common units remain unsold. The Partnership will offer common units until January 22, 2017, unless the offering is extended by its general partner, provided that the offering will be terminated if all of the common units are sold before then.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

(1) Combined Statements of Revenues and Direct Operating Expenses of Properties under Contract for Purchase by Energy 11, L.P. from Kaiser-Whiting, LLC under Agreement dated September 15, 2015 (incorporated by reference to Prospectus Supplement No. 6 to the Partnership’s Registration Statement on Form S-1, File No. 333-197476):

Independent Auditor’s Report
Combined Statements of Revenues and Direct Operating Expenses
Notes to Combined Statements of Revenues and Direct Operating Expenses

(2) Energy 11, L.P. Unaudited Pro Forma Condensed Combined Financial Statements (incorporated by reference to Prospectus Supplement No. 6 to the Partnership’s Registration Statement on Form S-1, File No. 333-197476):

Introduction
Unaudited Pro Forma Condensed Balance Sheet dated June 30, 2015
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2014
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months ended June 30, 2015
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d)  Exhibits

Exhibit Number	Title of Document

2.1
Interest Purchase Agreement dated September 15, 2015 among Energy 11 Operating Company, LLC, Kaiser-Whiting, LLC, and the owners of all the limited liability company interests in Kaiser-Whiting, LLC (incorporated by reference to the Partnership’s Form 8-K filed on September 18, 2015).

2.2
First Amendment to Interest Purchase Agreement dated December 18, 2015, by and among Energy 11 Operating Company, LLC, a Delaware limited liability company, Kaiser-Whiting, LLC, an Oklahoma limited liability company and Don P. Millican as attorney-in-fact on behalf of all Sellers.

10.1	Secured Promissory Note dated December 18, 2015 executed by Energy 11 Operating Company LLC in favor of Kaiser-Francis Management Company, L.L.C.

10.2	Letter Agreement between Energy 11 GP, LLC and Clifford Merritt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2015

ENERGY 11, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy 11 GP, LLC

Exhibit Index

Exhibit Number	Title of Document

2.1
Interest Purchase Agreement dated September 15, 2015 among Energy 11 Operating Company, LLC, Kaiser-Whiting, LLC, and the owners of all the limited liability company interests in Kaiser-Whiting, LLC (incorporated by reference to the Partnership’s Form 8-K filed on September 18, 2015).

2.2
First Amendment to Interest Purchase Agreement dated December 18, 2015, by and among Energy 11 Operating Company, LLC, a Delaware limited liability company, Kaiser-Whiting, LLC, an Oklahoma limited liability company and Don P. Millican as attorney-in-fact on behalf of all Sellers.

10.1	Secured Promissory Note dated December 18, 2015 executed by Energy 11 Operating Company LLC in favor of Kaiser-Francis Management Company, L.L.C.

10.2	Letter Agreement between Energy 11 GP, LLC and Clifford Merritt.